UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 11, 2006
                                                        -----------------

                              EFOODSAFETY.COM, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                 333-68008                62-1772151
            ------                 ---------                ----------
  (State or other jurisdiction   (Commission        (IRS Employer
  of incorporation)               File Number)         Identification No.)

                         7702 East Doubletree Ranch Road
                                    Suite 300
                            Scottsdale, Arizona 85258

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (928) 717-1088

 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

As previously announced, the Company had filed a complaint in the Superior Court of Riverside County, California on November 5, 2004 against Clarence W. Karney, a founder and former officer and director of the Company, and others, alleging breach of fiduciary duty, conversion and fraud. eFoodSafety.com, Inc. v. Karney, et al. (Case No. INC 046894). The Company alleged that Karney misappropriated funds from the Company and attempted to cause the Company to enter into invalid contracts with close personal friends without proper authorization. A default was entered against Karney and then a default judgment for $9,284,910.30 was entered against him on September 29, 2006.

The Company then filed a writ of garnishment in the Judicial District Court, Collin County, Texas, against Signature Stock Transfer, Inc., the Company's transfer agent that held certificates evidencing 25,192,500 shares of the Company's common stock registered in Karney's name, to execute upon such shares to satisfy $4,559,842.50 of the judgment against Karney. On November 15, 2006, the court entered an order directing the transfer agent to deliver the shares to the Company. Appeals were unsuccessful and the judgment is final.

The Company then cancelled the 25,192,500 shares and an additional 5,000,000 shares, for a total of 30,192,500 shares, reducing the number of the Company's issued and outstanding shares to 150,921,980.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EFOODSAFETY.COM, INC.
                                    (Registrant)

Date: December 12, 2006
                                    /s/ Patricia Ross-Gruden
                                    -------------------------------------------
                                    Patricia Ross-Gruden, President and
                                    Chief Executive Officer